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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hypercom Corporation Nonemployee Directors' Stock Option Plan of our report dated February 13, 2002, except for Note 20 as to which the date is March 22, 2002, with respect to the consolidated financial statements and schedule of Hypercom Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

Phoenix, Arizona
July 25, 2002